EXHIBIT 10.1

SEVENth AMENDMENT TO LOAN AGREEMENT

This SEVENTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of September 30, 2019, is made by and among FUELCELL ENERGY FINANCE, LLC, a Connecticut limited liability company having its principal office located at 3 Great Pasture Road, Danbury, Connecticut 06810 (hereinafter referred to as “Parent”), CENTRAL CA FUEL CELL 2, LLC, a Delaware limited liability company (hereinafter referred to as “Co-Borrower”, and, together with Parent, the “Credit Parties”), and NRG ENERGY, INC., a Delaware corporation having an office address located at 804  Carnegie Center Drive, Princeton, New Jersey 08540, its permitted successors and/or assigns (hereinafter referred to as “Lender”).  Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Article I of the Loan Agreement (as defined below).

WHEREAS, Parent and Lender entered into that certain Loan Agreement dated as of July 30, 2014, as amended by that certain First Amendment to Loan Agreement dated as of April 18, 2016, that certain Second Amendment to Loan Agreement dated as of December 13, 2018, that certain Third Amendment to Loan Agreement dated as of March 29, 2019, that certain Fourth Amendment to Loan Agreement dated as of June 13, 2019, that certain Fifth Amendment to Loan Agreement dated as of July 11, 2019, and that certain Sixth Amendment to Loan Agreement dated as of August 8, 2019 (collectively, the “Loan Agreement”) pursuant to which Lender agreed to make certain Project Debt available to Co-Borrowers pursuant to the terms thereof; and

WHEREAS, Co-Borrower became a party to the Loan Agreement pursuant to that certain Joinder Agreement dated December 13, 2018, by and between Co-Borrower and Lender; and

WHEREAS, the Credit Parties have requested that Lender agree to amend the Loan Agreement as more particularly set forth herein and to avoid the occurrence of an Event of Default; and

WHEREAS, Lender is willing to agree to certain amendments specified below, in each case subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Amendments to the Loan Agreement.  Subject to the terms and conditions of this Amendment, Lender agrees to amend the Loan Agreement as of the Effective Date as follows:

(a)The definition of “Maturity Date” is hereby deleted in its entirety and replaced with the following:

“Maturity Date” shall mean, with respect to each Note, the earlier of (i) October 31, 2019 and (ii) the date on which the Parent closes on a corporate refinancing or other form of liquidity; provided, however, in the event the Lender determines, in its sole discretion, that the Credit Parties are not making sufficient progress toward the completion of the Project, the Lender may accelerate the Maturity Date on the date of such determination.

Section 2.Acknowledgments.  To induce the Lender to enter into this Amendment, the Credit Parties acknowledge and agree that (i) the Loan Documents are legal, valid, and binding obligations of, and enforceable in accordance with their respective terms against, the Credit Parties who are parties thereto; (ii) the Liens on and security interests in the Collateral in favor of the Lender are valid, legal, binding, and properly perfected and are reaffirmed and ratified in all respects, and nothing contained herein is intended to alter the priority of, or terminate any, Lien on or security interest in any Collateral in favor of the Lender, for itself and the ratable benefit of the Lenders; (iii) the Credit Parties do not have any rights of offset, defenses, claims, or counterclaims under any Loan Document, at law, or in equity with respect to any of their obligations under the Loan Documents, all of which are valid and outstanding obligations of the Credit Parties; (iv) nothing contained herein extinguishes, discharges, or releases any of the obligations or any Loan Document or constitutes an accord, satisfaction, novation, or substitution of any of the obligations or any Loan Document; and (v) the Credit Parties have been represented (or had the opportunity to be represented) by the legal counsel of the Credit Parties’ choice, understand and are fully aware of the terms and conditions contained in this Amendment, and have voluntarily, without coercion or duress of any kind, entered into this Amendment.

Section 3.Release by the Co-Borrowers and the Corporate Guarantor.  The Co-Borrower and the Parent, on behalf of themselves, and any person or entity claiming by or through them (hereinafter collectively referred to as the “Releasors”), hereby unconditionally remise, release and forever discharge the Lender, its past and present officers, directors, shareholders, agents, parent corporations, subsidiaries, affiliates, trustees, administrators, attorneys, predecessors, successors and assigns and the heirs, executors, administrators, successors and assigns of any such person or entity, as releasees (hereinafter collectively referred to as the “Releasees”), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, mechanics’ liens, judgments, claims, counterclaims, crossclaims, defenses, claims for damages (whether direct or indirect, consequential, special, exemplary, or punitive) and/or demands whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any (hereinafter collectively referred to as the “Claims”), which any of the Releasors ever had or now have against any of the Releasees, for or by reason of any cause, matter or thing whatsoever, arising from the beginning of time to the date hereof.  The Co-Borrower and the Parent hereby warrant and represent that they have not assigned, pledged, hypothecated, and/or otherwise divested themselves and/or encumbered all or any part of the Claims being released hereby and that they hereby agree to indemnify and hold harmless any and all of Releasees against whom any Claim so assigned, pledged, hypothecated, divested and/or encumbered is asserted.

Section 4.Reservation of Rights.  Lender reserves any and all rights which it has, or may now or in the future have, to exercise any and all powers, rights, remedies and privileges under the Loan Agreement and any other Loan Documents with no impairment or prejudice of such power, right, remedy or privilege.  No single or partial exercise of any such power, right, remedy or privilege shall preclude any other or further exercise thereof or of any other right, power, remedy or privilege, and all of such rights, powers, remedies and privileges are and shall continue to be cumulative.  No failure of Lender to immediately exercise any such power, right, remedy or privilege shall constitute or be deemed to constitute a waiver thereof or the acquiescence by Lender with respect to any Default or Event of Default.

Section 5.No Course of Dealing or Performance.  Each Credit Party acknowledges and agrees that the execution, delivery and performance of this Amendment by it does not and shall not create (nor shall either Credit Party rely upon the existence of or claim or assert that there exists) any obligation of Lender to consider or agree to any other amendment of or waiver or consent with respect to the Loan Agreement or any other Loan Document, or any other instrument or agreement to which Lender is a party (collectively, an “Amendment or Consent”), and in the event that Lender subsequently agrees to consider any requested Amendment or Consent, neither the existence of this Amendment nor any other conduct of Lender related hereto, shall be of any force or effect on Lender’s consideration or decision with respect to any such requested Amendment or Consent, and Lender shall not have any obligation whatsoever to consider or agree to any such Amendment or Consent.

Section 6.Representations and Warranties.  To induce Lender to enter into this Amendment, each Credit Party does hereby represent and warrant that as of the Effective Date, after giving effect to the amendments contained herein:

(a)each representation and warranty of each Credit Party under the Loan Agreement and the other Loan Documents is true and correct in all material respects on and as of the Effective Date as if made on and as of such date, except to the extent such representation or warranty relates to an earlier date in which case it was true and correct as of such earlier date;

(b)Each Credit Party has the power and authority, and has taken all the necessary actions, to authorize the execution, delivery and performance of this Amendment;

(c)this Amendment has been duly executed and delivered by a duly authorized officer of each Credit Party, and this Amendment, the Loan Agreement as amended hereby (the “Amended Agreement”) and the other Loan Documents, are the legal, valid and binding obligation of each Credit Party enforceable against it in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by principles of equity relating to enforceability; and

(d)the execution and delivery of this Amendment and performance of this Amendment and the Amended Agreement in accordance with their respective terms do not and will not, with the passage of time, the giving of notice or otherwise: (A) require any consent, approval, authorization, permit or license, governmental or otherwise that has not already been obtained or is not in full force and effect or violate any applicable law relating to each Credit Party; (B) conflict with, result in a breach of or constitute a default under (1) the articles or certificate of incorporation or formation or bylaws, operating agreement or the partnership agreement, as the case may be, of each Credit Party, or (2) any material agreements of each Credit Party or by which any of its properties may be bound; or (C)

result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by each Credit Party other than Permitted Liens.

Section 7.Payments, Fees and Expenses.

(a)Parent agrees to pay all reasonable attorneys’ fees of Lender related to the preparation and finalization of this Amendment, such payment to be made no later than ten (10) business days after the Effective Date.

(b)In addition, this Amendment shall not become effective until the date on which the Lender receives a payment pursuant to this Amendment of two million dollars ($2,000,000), which shall be applied to the principal of the Loan. The Credit Parties further agree to make an additional payment of five hundred thousand dollars ($500,000) on October 15, 2019, which shall be applied to principal of the Loan.

Section 8.Loan Agreement; Other Loan Documents.  The Amended Agreement and the other Loan Documents remain in full force and effect in accordance with their respective terms and are hereby ratified and affirmed in all respects.  Except for the amendments set forth in Section 1, nothing herein shall be construed to limit, affect, modify or alter each Credit Party’s obligations under the Loan Agreement or elsewhere under the Loan Documents.  This Amendment shall not be construed to: (i) impair the validity, perfection or priority of any lien or security interests securing the Obligations; (ii) waive or impair any rights, powers or remedies of Lender under the Loan Agreement and the other Loan Documents; (iii) constitute an agreement by Lender or require Lender to extend the time for payment of any of the Obligations; or (iv) constitute a waiver of any right of Lender to insist on strict compliance by each Credit Party with each and every term, condition and covenant of this Amendment, the Amended Agreement and the other Loan Documents to which it is a party in accordance therewith.

Section 9.General.   This Amendment (a) shall be deemed to be a Loan Document and (b) embodies the entire understanding and agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written.

Section 10.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

Section 11.Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart by facsimile shall be equally effective as delivery of a manually executed counterpart to this Amendment.

Section 12.GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

FUELCELL ENERGY FINANCE, LLC

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Michael S. Bishop
	Name:	Michael S. Bishop
	Title:	Executive Vice President and Chief
Financial Officer

CENTRAL CA FUEL CELL 2, LLC

By:	FuelCell Energy, Inc., sole member of
FuelCell Energy Finance, LLC
Its:	Sole Member

By:	s/ Michael S. Bishop
	Name:	Michael S. Bishop
	Title:	Executive Vice President and Chief
Financial Officer

NRG ENERGY, INC.

By:	/s/ Bruce Chung
	Name:	Bruce Chung
	Title:	SVP

Signature Page to the Seventh Amendment to Loan Agreement